FACILITY USE AGREEMENT

BETWEEN:

MICHAEL H. TROSO, an individual

hereinafter called "Owner",

-and-

MONTANA ACQUISITION CORPORATION, a Delaware corporation

hereinafter called "User".

1.	DESCRIPTION OF PREMISES, FACILITIES, AND SERVICES

       The Owner hereby agrees to permit the User and the User hereby agrees to pay rent to the Owner, for the term, and subject to the conditions and covenants hereinafter set forth, for use of the facility commonly located at 103 Sharon Drive, Melbourne, Florida (the "
Designated Office"), together with the privilege to use the Designated Office in common with the Owner and other users that the Owner from time to time may designate.

       The User hereby acknowledges that the rent paid under this Agreement is for the rental of the Designated
Office and for the general use of common areas permitted by the Owner.

2.	USE

       The use of the Designated Office shall be limited to use by the User to not more than two people, in number, at any given time. The parties to this Agreement (Troso and Montana, when hereinafter referred to collectively) agree that Montana shall use the Designated Office for a legitimate business purpose, only to conduct business for lawful purposes, and for no other purpose, or as otherwise may be designated by the Owner from time to time. The User may not make any alteration or improvement to any part of the Designated Office except with written prior consent of Owner, which consent shall not be unreasonably withheld.

       The Owner shall only permit the User access and use of the Designated Office on weekdays between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and at no other time.

       In addition, the User agrees to abide by the Owner's
Rules and Regulations, which are appended as Schedule A hereto.

3.	TERM

       The term of this Agreement shall be for a period of three months, on a month-to-month basis, commencing on the first day of February 2007, and ending on the 30th day of April 2007, unless renewed as provided hereinafter.

       In the event then the User intends to terminate this Agreement, such termination shall become effective by notification to the Owner in writing at least 30 (thirty) days prior to the proposed termination date. The termination date shall be the last day of any calendar month.

4.	RENT

       The User agrees to pay rent for the Designated
Office during the term of this Agreement at the monthly rate of $10, plus for other valuable consideration received by the Owner prior to the date hereof, payable in arrears on the last day of each calendar month.

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5. 	SECURITY DEPOSIT

       The Owner does not require the User to pay any security deposit to him under the terms of or in connection with this Agreement.


6.	ADDITIONAL FACILITIES AND SERVICES


       The Owner does not agree to provide any additional services to User under this Agreement; except to permit
User to use the Designated Office, receive mail, and conduct its business during the hours set forth herein.

7.	OVERDUE ACCOUNTS AND DEFAULT

       The User agrees to pay a five per cent (5%) per month interest charge to the Owner on any overdue account for the rental of the Designated Office. The User agrees that should it default in the payment of rent, or any other amount payable hereunder, or in the performance of any other terms or conditions of this Agreement, then the Owner may, by providing a five (5) day written notice to the User, terminate this Agreement and retake possession of all of the User's possessions, and, the User shall then forthwith continue to remain liable to pay all monies owing or accruing to the Owner up to the date of any such voluntary or involuntary termination.

8.	LIABILITY

       The Owner shall not be liable to the User, its agents, employees, or assigns, for any injury or damage to the User or his employees or property or that of his invitees or designees, by whatever cause, including, without limitation, any event resulting from the acts or omissions of Owner's employees, persons renting, subleasing, or using the facilities of the Owner, or other persons occupying any part of the Designated
Office, or from any failure of services provided to User, such as electricity, water, or gas or for any injury or damage to property or persons caused by any person or by the Owner's failure to repair.

       The Owner and his employees shall not be responsible for shortages in, damages to or condition of any parcels, cartons, goods, or monies received. In utilizing the Designated Office, the User agrees that for the purpose of risk, loss, errors, or omissions, the person providing tenancy shall be deemed to be employees of the User and not that of the Owner.

    	The User shall be responsible for all damage or loss caused to the Designated Office, including the furnishings, fixtures, and equipment, except for reasonable wear and tear. The User shall pay for all repairs and replacement thereof during the term and following the termination of this Agreement. The User shall be responsible for insuring its own property located at the Designated Office.

9. 	TAXES

       The User shall not be responsible for the payment, on a prorated basis or otherwise, of any real estate taxes associated with the real property underlying the Designated Office.

10.        	TELEPHONE SERVICE

          The User acknowledges that it is responsible to contract for and maintain any telephone service at the Designated Office. In addition, should the User use the Owner's telephone or equipment, the Owner may charge the User a nominal charge for such use and services, at the Owner's discretion.


11.	ASSIGNMENT AND SUBLETTING

       Under no circumstances may the User assign this Agreement or sublet the Designated

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Office or any other
part of the premises, unless by operation of law. In the event any other entity lawfully succeeds the User, this Agreement shall terminate and be of no further force and effect.

12.	TERMINATION

       The Owner has the right to terminate this Agreement on five (5) days' prior written notice , for the User's failure to comply with any part of this Agreement, of with the terms or provisions of any schedule or exhibit annexed hereto.

13.	SEVERABILITY

       In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part thereof.

14.	REPAIR

       The User agrees to surrender the Designated Office to the Owner in the same state of repair and condition as originally received by the User, normal wear and tear excepted.

15.	NOTICES

       Any notice required or permitted to be given hereunder shall be given by delivery to the addressee to their respective addresses, as follows:

       If to Owner:		Michael H. Troso
       				217 Sand Dollar Road
       				Indialantic, Florida  32903-2111

       If to User:		Montana Acquisition Corporation
       				Post Office Box 202
       				Wyoming, New York  14591-0202

16.	TIME

       Time shall be of the essence hereof.

17.	GENERAL

       This Agreement embodies the entire agreement between the Parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect except in writing acknowledged by the parties.

DATED February 1, 2007, and executed in the Village of Wyoming, State of New York.

/s/ Randolph S. Hudson  (February 1, 2007)

Montana Acquisition Corporation,
a Delaware corporation ("User")

(Electronic Acknowledgment) Michael H. Troso
(Acknowledgment by E-Mail of February 2, 2007)

Michael H. Troso
"Owner"

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Schedule "A"
RULES AND REGULATIONS


(1)	The User, and the User's employees, consultants,
advisors, and other guests, will conduct itself and themselves in a business-like manner; proper attire will be worn at all times; the noise level will be minimized to a level so as not to interfere with or annoy other occupants of the Designated Office or the Owner.

(2)	The User shall not alter the Designated Office without
the prior written consent of the Owner.

(3)	The User will not affix anything to the walls of the
Designated Office without the prior written consent of the Owner.

(4)	The User, and the User's employees, consultants,
advisors, and other guests, will not prop-open any corridor doors, exit doors, or door connecting corridors during or after business hours.

(5)	All corridors and halls shall not be obstructed by the
User or used for any purpose other than egress and ingress.

(6)	No advertisement or identifying signs or other notices
shall be inscribed, painted on, or affixed to any part of the corridors, doors, exterior, or public areas of the Designated Office.

(7)	The User shall not, under any circumstances, use or
allow to be used at the Designated Office any oil, burning fluids, gasoline, kerosene, or other flammable or combustible fluids, for any purpose whatsoever.

(8)	If the User requires any special wiring for business
machines or otherwise, such wiring shall be done by a licensed electrician designated by the Owner. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained by the Owner.

(9)	The Owner and his employees, agents, and guests, shall
have the right to enter the Designated Office during commonly recognized weekday business hours for conducting its business.

(10)	The User shall give the Owner immediate access to
the Designated Office to show said Designated Office on the User giving notice of intent to vacate in accordance with the provisions of the Agreement. The
User shall in no way hinder the Owner from showing said Designated Office.

(11)	The User will bring no animals to the Designated
Office or on the premises comprising the Designated
Office.

(12)	The User shall not remove any furnishings,
fixtures, equipment, or decorative material from the Designated Office without written consent of the Owner.

(13)	The Owner reserves the right to make such other
reasonable rules and regulations as, in its sole judgement, may from time to time be needed for the safety, care, and cleanliness of the Designated
Office.

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